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                                                                    EXHIBIT 24.1
                                                                    ------------


                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, McKesson Corporation, a Delaware corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), with respect to shares of common stock, $0.01 par value, of the Company to be issued by the Company pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan and the McKesson Corporation 1973 Stock Purchase Plan,

     WHEREAS, the undersigned is an officer or director, or both, of the Company,

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Nancy A. Miller and Ivan D. Meyerson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 18th day of February, 1997.


/s/ ALAN J. SEELENFREUND

/s/ MARK A. PULIDO

/s/ RICHARD H. HAWKINS

/s/ HEIDI E. YODOWITZ

/s/ MARY G.F. BITTERMAN

/s/ TULLY M. FRIEDMAN

/s/ JOHN M. PIETRUSKI

/s/ CARL E. REICHARDT

/s/ JANE E. SHAW